June 1, 2005

U.S. Securities and Exchange Commission Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re: The MasTec, Inc. 401(k) Retirement Savings Plan File No. 0-08106

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of The MasTec, Inc. 401(k) Retirement Savings Plan dated June 1, 2005, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Richard D. Jacobson
Richard D. Jacobson
Partner